UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 5, 2012

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 5, 2012 Hector Communications Corporation (“Hector”) and its owners/shareholders: Blue Earth Valley Communications, Inc., Arvig Enterprises, Inc. and New Ulm Telecom, Inc. (the “Company”) submitted a Joint Petition to the Minnesota Public Utilities Commission pursuant to Minnesota Statute §237.23 to enter into a Spin-Off Agreement, the purpose of which, among other things, is to distribute the Independent Local Exchange Company subsidiary holdings of Hector, for the continued and uninterrupted operations and service to all customers.

The three owners/shareholders are negotiating the terms of the potential Spin-Off of Hector, but have not yet entered into finalizing the negotiations or entered into a material agreement. The Company intends to file a Current Report on Form 8-K when the terms of the Spin-Off are finalized and the parties enter into a definitive agreement.

The Company is filing this Current Report on Form 8-K because the Joint Petition filed with the Minnesota Public Utilities Commission is a publically available document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	New Ulm Telecom, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer